Exhibit A

AGREEMENT REGARDING THE JOINT FILING
OF SCHEDULE 13D

The undersigned hereby agree as follows:

     (i)     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

     (ii)    Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: June 19, 2003

TEXAS GROWTH FUND II – 1998 TRUST

THE BOARD OF TRUSTEES OF THE TEXAS GROWTH FUND II, as the Trustee of the Texas Growth Fund II – 1998 Trust

By: TGF II Management, L.P., as Executive Director

By: TGF Management Corp., as General Partner

By: /s/ James J. Kozlowski Name: James J. Kozlowski Title: President

TGF MANAGEMENT CORP.

By: /s/ James J. Kozlowski Name: James J. Kozlowski Title: President

THE BOARD OF TRUSTEES OF THE TEXAS GROWTH FUND

By: TGF II Management, L.P., as Executive Director

By: TGF Management Corp., as General Partner

By: /s/ James J. Kozlowski Name: James J. Kozlowski Title: President

JAMES J. KOZLOWSKI

By: /s/ James J. Kozlowski Name: James J. Kozlowski